                                                                     Exhibit 4.9


              [PHELPS DODGE CORPORATION COMMON SHARES CERTIFICATE]

                               AUTHORIZED SHARES

The Corporation will furnish to any shareholder without charge, upon request addressed to its executive office or the officer of its transfer agent, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each series of preferred shares authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT - ..........Custodian..........
                                                                 (Cust)          (Minor)
TEN ENT - as tenants by the entireties                        under Uniform Gifts to Minors

JT TEN  - as joint tenants with right                         Act..........................
          of survivorship and not as                                     (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________ Common Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint_________________________________________________________________________

________________________________________________________________________________

Attorney to transfer the said shares on the books of the within-named

Corporation with full power of substitution in the premises.

Dated,____________________


                                ________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Phelps Dodge Corporation (the "Corporation") and The Chase Manhattan Bank, dated as of February 5, 1998, and as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) may be null and void.

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